As Filed with the Securities and Exchange Commission on November 19, 1999
                                                      Registration No. 333-30357

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                              FTI CONSULTING, INC.
               (Exact name of issuer as specified in its charter)

                                    Maryland
                            (State of Incorporation)

                                   52-1261113
                      (IRS Employer Identification Number)

                 2021 Research Drive, Annapolis, Maryland 21401
                    (Address of Principal Executive Offices)

                              FTI CONSULTING, INC.
                       1997 Stock Option Plan, as Amended
                            (Full title of the Plan)
                          ----------------------------

                                Jack B. Dunn, IV
                             Chief Executive Officer
                              FTI Consulting, Inc.
                               2021 Research Drive
                            Annapolis, Maryland 21401
                                 (410) 224-8770
            (Name, address and telephone number of agent for service)
                          ----------------------------

                                    Copy to:
                            John B. Watkins, Esquire
                           Wilmer, Cutler & Pickering
                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 986-2800
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                      Proposed               Proposed
       Title of                                        Maximum                Maximum
      Securities                Amount                Offering               Aggregate              Amount of
         to be                   to be                  Price                Offering             Registration
      Registered             Registered(1)            Per Share                Price                 Fee (2)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock,            1,000,000 shares              $5.88               $5,880,000             $1,634.64
par value $.01 per
share,
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates. The 1997 Stock Option Plan was amended effective May 19, 1999 to increase the number of shares of Common Stock reserved for issuance from 2.0 million to 3.0 million shares of Common Stock.
(2) The registration fee has been calculated on the basis of the average of the high and low prices reported on The American Stock Exchange ("AMEX") on November 17, 1999.

REGISTRATION OF ADDITIONAL SECURITIES.

The contents of the Registration Statement of FTI Consulting, Inc. (formerly known as Forensic Technologies International Corporation) on Form S-8 (File No. 333-30357) filed with the Securities and Exchange Commission on June 30, 1997 and as amended by Post-Effective Amendment No.1 for the Registration Statement filed with the Commission on February 1, 1999 are incorporated by reference herein. The number of shares of Common Stock, par value $.01 per share ("Common Stock"), reserved for sale upon exercise of stock options granted pursuant to the 1997 Stock Option Plan, as amended, of FTI Consulting, Inc. is increased by an additional 1,000,000 shares of Common Stock to a total of 3,000,000 shares of Common Stock. This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-30357) is filed for the purpose of registering the additional 1,000,000 shares of Common Stock reserved thereunder.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Wilmer, Cutler & Pickering, Baltimore, Maryland. George P. Stamas, a member of the Board of Directors and a stockholder of the Company, is a partner in Wilmer, Cutler & Pickering. As of November 1, 1999, Mr. Stamas was the beneficial owner of 5,838 shares of Common Stock and stock options to purchase 35,600 shares of Common Stock of the Company.

         ITEM 8.  EXHIBITS


         Number                Description

         3.1* Amended and Restated Articles of Incorporation of the Registrant.

         3.2*                  Restated By-Laws of the Registrant.

         3.3**                 Amendment to Amended and Restated Articles of
                               Incorporation

         3.4**                 Amendment No.1 to Restated By-Laws


         4.4**                 Specimen certificate representing the Common
                               Stock of Registrant.

         5.1                   Opinion of Wilmer, Cutler & Pickering.

         10.6                  1997 Stock Option Plan, as amended May 19, 1999.

         23.1                  Consent of Independent Public Accountants.

         23.2 Consent of Wilmer, Cutler & Pickering (included in Exhibit 5.1).

         24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

         ------------------
         * Incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-2002).

         ** Incorporated herein by reference from the Registrant's Registration Statement on Form 8-A filed with the Commission on March 3, 1999 (File No. 001-14875).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-30357) to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland on November 17, 1999.

                                         FTI CONSULTING, INC.




                                         /s/ JACK B. DUNN, IV
                                         -------------------------
                                         Jack B. Dunn, IV
                                         Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that Jack B. Dunn, Iv has been appointed the true and lawful attorney-in-fact and agent of the persons identified below, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to the Registration Statement on Form S-8 (File No. 333-30357) filed on June 30, 1997 and amended on February 1, 1999 and November 19, 1999, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Title                                    Date
---------                                   -----                                    -----

/s/ JACK B. DUNN, IV
----------------------
Jack B. Dunn, IV                    Chairman of the Board and Chief             November 17, 1999
                                    Executive Officer
                                    (principal executive officer)
/s/ STEWART KAHN
----------------------
Stewart Kahn                        President and Chief Operating               November 17, 1999
                                    Officer
/s/ THEODORE I. PINCUS
----------------------
Theodore I. Pincus                  Executive Vice President and                November 17, 1999
                                    Chief Financial Officer
                                    (principal financial
                                    and accounting officer)

      *
----------------------
James A. Flick             Director                November 17, 1999


      *
----------------------
Peter F. O'Malley          Director                November 17, 1999


      *
----------------------
Dennis J. Shaughnessy      Director                November 17, 1999


      *
----------------------
George P. Stamas           Director                November 17, 1999


      *                    Director                November 17, 1999
----------------------
Scott S. Binder



*By: /s/ JACK B. DUNN, IV
     -----------------------------------------
         Jack B. Dunn, IV, as Attorney-in-Fact